Exhibit 99.1

[METASOLV LOGO]

Contacts:
Investor Relations	Media Relations
Glenn Etherington	Ed Bryson
Chief Financial Officer	Public Relations Manager
(972) 403-8501	(972) 543-5117
getherington@metasolv.com	ebryson@metasolv.com

METASOLV REPORTS FOURTH QUARTER FINANCIAL RESULTS

PLANO, TEXAS, February 11, 2004 – MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions for traditional and next-generation networks and services, today announced financial results for the fourth quarter and year ended December 31, 2003.

Revenues for the quarter were $19.4 million compared with $23.5 million for the fourth quarter of 2002 and $17.1 million for the third quarter of 2003. MetaSolv recorded a net loss for the fourth quarter of $28.0 million, or $0.73 per share, including a non-cash charge of $16.3 million, or $0.42 per share, related to the reserve of all of the company’s deferred tax assets. This compares to a net loss of $11.2 million, or $0.29 per share, for the fourth quarter of 2002.

On a pro forma basis, the company’s fourth quarter net loss was $4.5 million, or $0.12 per share, compared to a pro forma net loss of $3.0 million, or $0.08 per share, for the fourth quarter of the prior year. The 2002 fourth quarter pro forma results include a tax benefit of $1.8 million, or $0.05 per share, while tax benefits are not reflected in the 2003 results.

Pro forma results exclude amortization and impairment of intangible assets, purchased in-process research and development, restructuring costs, goodwill impairment, and gain on investments, net of related tax benefits, and the fourth quarter write-off of deferred tax assets. (Please see page 8 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles).

“We are pleased to report that our fourth quarter results met our guidance for the quarter and, as expected, our revenues, pro forma earnings and operating cash flow all improved sequentially from the third quarter of 2003,” said Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “In addition, the license transactions we signed in the fourth quarter include business with new and existing customers, leveraging our diverse solutions portfolio and extensive global customer base, and validating our focus on growth areas such as mobility and IP-based services.”

Highlights of MetaSolv’s fourth quarter results include:

•	Revenues increased 13% from the third to the fourth quarter of 2003;

•	Fourth quarter pro forma operating expenses fell 11% from the third quarter, contributing to a 44% improvement in our pro forma operating loss from the third quarter;

•	MetaSolv’s cash and marketable securities balance declined only $2.7 million during the quarter as a result of stronger revenues and tightened cost structure – a marked improvement from recent quarters;

•	Key customer wins include:

•	Extending MetaSolv’s comprehensive provisioning capabilities at British Telecom for Voice over IP services;

•	Achieving market momentum for MetaSolv’s IP service activation solution with new sales at TELUS (Canada), PAETEC (New York), Energis (United Kingdom), and a major telecommunications service provider in France;

•	Additional business with the United States federal government for MetaSolv’s network resource management solution, through our partner, Harris Corporation.

For the year 2003, MetaSolv made significant progress in furthering its key strategic initiatives, achieving 56% of revenues from outside the United States, 65% of revenues from tier one service providers, and 23% of revenues from mobile service providers.

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MetaSolv Announces Fourth Quarter Results

February 11, 2004

“While the industry environment in early 2004 remains uncertain, we see early indications that market conditions may improve during the second half of the year. Currently, we are not experiencing a material improvement in pricing or our sales cycle, but we are cautiously optimistic about the opportunity to grow revenue later this year,” said Holmes.

“We also are optimistic about MetaSolv’s longer-term growth prospects, leveraging our position as one of the world’s leading providers of OSS solutions, with a comprehensive portfolio of proven service fulfillment solutions, more than 180 customers worldwide, and the financial strength to continue implementing our long-term growth strategies. With these core strengths, we believe we are well positioned to face continuing market challenges and to take advantage of any improvement in the overall economic conditions in the telecommunications industry.”

Based on the company’s results for 2003, on its pipeline of potential contracts and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the first quarter of 2004 in a range of $18 million to $20 million. The company also established guidance for its net loss of between $0.14 and $0.18 per share. The net loss includes approximately $1.5 to $2.5 million in charges related to amortization of intangible assets and restructuring costs. Excluding these charges, the company expects to report a pro forma net loss of between $0.08 and $0.12 per share.

The statements contained in the preceding paragraph are forward-looking statements, and the achievement of these targets is dependent not only on MetaSolv’s continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com and clicking Investors, or by going to www.streetevents.com. Please visit the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and through the end of business on February 18, 2004, at (719) 457-0820 (confirmation number: 379539) and at the web sites referenced above.

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MetaSolv Announces Fourth Quarter Results

February 11, 2004

About MetaSolv

MetaSolv, Inc. (Nasdaq: MSLV) is a leading, global provider of comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s advanced operations support system (OSS) solutions integrate and automate key operational processes and functions, including service and subscriber provisioning, network resource management, network data collection, and service quality management. More than 180 global fixed-line and mobile operators – including Nextel, British Telecom, Vodafone, Cable & Wireless, T-Mobile, Brasil Telecom, Telstra, and others – use MetaSolv’s products and services to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas, with regional offices in Toronto, Ottawa, London, Sophia-Antipolis, France, Rio de Janeiro, and other key global cities. MetaSolv’s web site is www.metasolv.com.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2002, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure.

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MetaSolv Announces Fourth Quarter Results

February 11, 2004

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues	$19,422	$23,546	$79,506	$91,204
Loss from operations	$(11,607)	$(12,835)	$(43,599)	$(82,518)
Net loss	$(27,998)	$(11,154)	$(56,610)	$(66,794)
Basic and diluted loss per share	$(0.73)	$(0.29)	$(1.48)	$(1.77)

Basic and diluted weighted average shares outstanding	38,416	37,825	38,177	37,658

Pro forma(1)
Net loss	$(4,533)	$(2,989)	$(21,644)	$(12,547)
Basic and diluted loss per share	$(0.12)	$(0.08)	$(0.57)	$(0.33)

(1)	See page 8 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles.

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MetaSolv Announces Fourth Quarter Results

February 11, 2004

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
License	$4,721	$9,427	$22,182	$30,880
Service	14,701	14,119	57,324	60,324

Total revenues	19,422	23,546	79,506	91,204

Cost of revenues:
License	287	3,856	1,275	4,446
Service	8,504	8,004	33,156	32,115

Total cost of revenues	8,791	11,860	34,431	36,561

Gross profit	10,631	11,686	45,075	54,643

Operating expenses:
Research and development	5,980	6,803	29,599	33,262
Sales and marketing	6,054	5,767	25,315	28,096
General and administrative	2,996	4,090	14,711	15,038

Total operating expenses	15,030	16,660	69,625	76,396

Loss from operations	(4,399)	(4,974)	(24,550)	(21,753)
Interest and other income, net	222	207	1,075	1,679

Loss before taxes	(4,177)	(4,767)	(23,475)	(20,074)
Income tax expense (benefit)	356	(1,778)	(1,553)	(7,527)
Minority interest	—	—	278	—

Net loss	$(4,533)	$(2,989)	$(21,644)	$(12,547)

Basic and diluted loss per share	$(0.12)	$(0.08)	$(0.57)	$(0.33)

Basic and diluted weighted average shares outstanding	38,416	37,825	38,177	37,658

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MetaSolv Announces Fourth Quarter Results

February 11, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
License	$4,721	$9,427	$22,182	$30,880
Service	14,701	14,119	57,324	60,324

Total revenues	19,422	23,546	79,506	91,204
Cost of revenues:
License	287	3,856	1,275	4,446
Service	8,504	8,004	33,156	32,115
Amortization and impairment of intangible assets	1,635	1,717	6,483	15,837

Total cost of revenues	10,426	13,577	40,914	52,398

Gross profit	8,996	9,969	38,592	38,806
Operating expenses:
Research and development	5,980	6,803	29,599	33,262
Sales and marketing	6,054	5,767	25,315	28,096
General and administrative	2,996	4,090	14,711	15,038
Restructuring and other costs	5,573	6,144	8,558	12,126
In process R&D write-off	—	—	1,781	4,060
Goodwill impairment	—	—	2,227	28,742

Total operating expenses	20,603	22,804	82,191	121,324

Loss from operations	(11,607)	(12,835)	(43,599)	(82,518)
Interest and other income, net	222	207	1,075	1,679
Gain on investments	—	—	32	—

Loss before income taxes	(11,385)	(12,628)	(42,492)	(80,839)
Income tax expense (benefit)	16,613	(1,474)	14,396	(14,045)
Minority interest	—	—	278	—

Net loss	$(27,998)	$(11,154)	$(56,610)	$(66,794)

Basic and diluted loss per share	$(0.73)	$(0.29)	$(1.48)	$(1.77)

Basic and diluted weighted average shares outstanding	38,416	37,825	38,177	37,658

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MetaSolv Announces Fourth Quarter Results

February 11, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$17,870	$28,113
Restricted cash	—	12,666
Marketable securities	23,993	30,001
Trade accounts receivable, less allowance for doubtful accounts of $3,327 in 2003 and $3,825 in 2002	11,330	17,025
Unbilled receivables	1,622	1,738
Prepaid expenses	2,307	5,119
Deferred tax assets	—	5,943
Other current assets	1,493	4,666

Total current assets	58,615	105,271
Property and equipment, net	13,118	16,185
Intangible assets	6,473	6,127
Deferred tax assets	—	10,112
Other assets	1,238	674

Total assets	$79,444	$138,369

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,748	$7,251
Accrued expenses	22,625	22,780
Deferred revenue	8,374	9,317

Total current liabilities	35,747	39,348
Stockholders’ equity:
Common stock	193	190
Additional paid-in capital	145,260	144,388
Deferred compensation	(18)	(66)
Accumulated other comprehensive income	401	38
Accumulated deficit	(102,139)	(45,529)

Total stockholders’ equity	43,697	99,021

Total liabilities and stockholders’ equity	$79,444	$138,369

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MetaSolv Announces Fourth Quarter Results

February 11, 2004

METASOLV, INC.

(In thousands)

(Unaudited)

RECONCILIATION OF NET LOSS WITH PRO FORMA NET LOSS(1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net loss as reported under Generally
Accepted Accounting Principles	$(27,998)	$(11,154)	$(56,610)	$(66,794)
Amortization of intangible assets	1,635	1,717	6,483	15,837
Restructuring costs	5,573	6,144	8,558	12,126
In process R&D write-off	—	—	1,781	4,060
Goodwill impairment	—	—	2,227	28,742
Gain on investments	—	—	(32)	—
Tax benefit and tax write-off	16,257	304	15,949	(6,518)

Pro forma net loss	$(4,533)	$(2,989)	$(21,644)	$(12,547)

RECONCILIATION OF TOTAL OPERATING EXPENSES AND LOSS FROM OPERATIONS WITH PRO FORMA TOTAL OPERATING EXPENSES AND PRO FORMA LOSS FROM OPERATIONS(1)

	Three Months Ended
	December 31 2003	September 30 2003
Total operating expenses as reported under
Generally Accepted Accounting Principles	$20,603	$16,953
Restructuring costs	5,573	—

Pro forma total operating expenses	$15,030	$16,953

Loss from operations as reported under
Generally Accepted Accounting Principles	$(11,607)	$(9,401)
Amortization of intangible assets	1,635	1,552
Restructuring costs	5,573	—

Pro forma loss from operations	$(4,399)	$(7,849)

(1)	The company’s pro forma results should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss, total operating expenses and loss from operations are the financial measures calculated and presented in accordance with generally accepted accounting principles that are most comparable to MetaSolv’s pro forma results, as defined.

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